Exhibit 10.1

THIRD AMENDMENT TO FORBEARANCE AGREEMENT

This AMENDMENT NO. 3 TO FORBEARANCE AGREEMENT dated as of January 4, 2016 (this “Amendment”), is entered into by and among each lender under the Credit Agreements executing a counterpart hereof (the “Subject Lenders”), JPMorgan Chase Bank, N.A. as an Agent under the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement and Deutsche Bank Trust Company Americas, as an Agent under the RHDI Credit Agreement, each in its capacity as an Agent, and Dex Media, Inc., Dex Media East, Inc., Dex Media Holdings, Inc., Dex Media Service LLC, Dex Media West, Inc., Dex One Digital, Inc., Dex One Service, Inc., R.H. Donnelley Inc., R.H. Donnelley APIL, Inc., R.H. Donnelley Corporation, SuperMedia Inc., SuperMedia LLC, and SuperMedia Sales Inc. (collectively, the “Company” and each a “Company Party”).  The Subject Lenders, the Agents, and the Company, are hereinafter referred to collectively as the “Parties.”  Unless otherwise defined herein, all defined terms used in this Amendment shall have the meanings ascribed to such terms in the Forbearance Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into the Forbearance Agreement, dated as of October 30, 2015, with the other Parties, as amended by that First Amendment to Forbearance Agreement dated as of November 23, 2015 and that Second Amendment to Forbearance Agreement dated as of December 14, 2015 (as amended, supplemented or otherwise modified and in effect from time to time, the “Forbearance Agreement”);

WHEREAS, Section 1(a) of the Forbearance Agreement defines the Forbearance Termination Date as the earlier of (i) 11:59 p.m. (New York time) on January 4, 2016 and (ii) the occurrence of a Termination Event;

WHEREAS, the Forbearance Agreement shall automatically terminate on and after the Forbearance Termination Date, as set forth in Section 2(b) of the Forbearance Agreement; and

WHEREAS, the Subject Lenders (which as of the date hereof collectively hold more than 50% of the aggregate outstanding principal amount of Loans under each of the Dex East Credit Agreement, the Dex West Credit Agreement, the RDHI Credit Agreement, and the SuperMedia Credit Agreement) and the other Parties desire to enter into this Amendment to extend the termination date set forth in Section 1(a) of the Forbearance Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendment.  The Parties hereto agree that the Forbearance Agreement is hereby amended effective as of the Effective Date (as defined below) as follows:

(a)                                 The definition of “Forbearance Termination Date” in Section 1(a) of the Forbearance Agreement is hereby deleted and replaced in its entirety with the following:

“Forbearance Termination Date” means the earlier of (i) the occurrence of a Termination Event and (ii) the Expiration Time.

(b)                                 A new definition of “Expiration Time” is added to section 1(a) of the Forbearance Agreement as follows:

“Expiration Time” means 11:59 p.m. (New York time) on January 18, 2016; provided, however, that if Sufficient Lenders have not provided a written notice of termination to the Company and the Agents on or prior to January 18, 2016, the Expiration Time shall be automatically extended until 11:59 p.m. (New York time) on the earliest date of termination that is specified in a written notice delivered by Sufficient Lenders to the Company and the Agents, which specified date must be at least five (5) business days after the date such notice is delivered to the Company and the Agents.

(c)                                  A new definition of “Sufficient Lenders” is added to section 1(a) of the Forbearance Agreement as follows:

“Sufficient Lenders” means one or more Subject Lenders that, if no longer “Subject Lenders” under, and parties to, the Forbearance Agreement,  would result in the remaining Subject Lenders party to the Forbearance Agreement ceasing to constitute Required Lenders under each of the Credit Agreements.

2.                                      Conditions to Effectiveness.  This Amendment shall become effective and be deemed effective as of the date (the date of such effectiveness being referred to as the “Effective Date”) upon the satisfaction (or waiver by each of the Agents and the Subject Lenders constituting Required Lenders under each of the Credit Agreements) of the following conditions:

(a)                                 Counterparts.  Receipt by the Agents of counterparts of this Amendment executed by each Company Party and the Subject Lenders constituting the Required Lenders under and as defined in each of the Credit Agreements as of the date hereof.

(b)                                 No Default.  No Default or Event of Default (each as defined under each of the Credit Agreements) other than the Specified Events of Defaults shall have occurred and be continuing.

(c)                                  No Termination Event.  No Termination Event shall have occurred and be continuing.

(d)                                 Representations and Warranties.  As of the Effective Date, the representations and warranties contained in this Amendment, the Credit Agreements and in each other Loan Document (other than with respect to the Specified Events of Default) shall be true and correct in all material respects (or in any respect to the extent such representation or warranty is qualified by materiality) on and as of the Effective Date as if made on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in any respect to the extent such representation or warranty is qualified by materiality) on and as of such earlier date.

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3.                                      Representations and Warranties. To induce the Agents and the Subject Lenders to enter into this Amendment, each Company Party hereby represents and warrants as of the date hereof:

(a)                                 Duly Organized.  Each Company Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver, and perform this Amendment.

(b)                                 Authority.  The execution, delivery, and performance by each Company Party of this Amendment (i) have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or member action on the part of such Company Party, (ii) does not and will not violate any applicable law or regulation applicable to such Company Party or the charter, limited liability company agreement, by-laws or other organizational documents of such Company Party or any order of any Governmental Authority, (iii) does not require any consent or approval of, registration or filing with (other than any disclosure filing), or any other action by, any Governmental Authority, except as have been made or obtained or made and are in full force.

(c)                                  Binding Obligation.  This Amendment constitutes the legal, valid, and binding obligation of each Company Party, enforceable against such Company Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.                                      Payment Blockage.  Each Company Party hereby acknowledges that on November 4, 2015, the Agents delivered a Blockage Notice (as defined in the Indenture) to the indenture trustee to the holders of the Subordinated Notes thereby commencing a Payment Blockage Period (as defined in the Indenture), which Payment Blockage Period remains in full force and effect.

5.                                      Miscellaneous.  Except as expressly set forth herein, the Forbearance Agreement is and shall remain unchanged and in full force and effect, and nothing contained in this Amendment shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights of the Agents or the Subject Lenders, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Forbearance Agreement.

6.                                      Survival.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

7.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of New York.

8.                                      Counterparts.  This Amendment may be executed by one or more of the parties on any number of separate counterparts (including by electronic transmission of signature pages hereto), and all of such counterparts taken together shall be deemed an original and to constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

COMPANY:

DEX MEDIA, INC.
DEX ONE DIGITAL, INC.
DEX MEDIA EAST, INC.
DEX MEDIA HOLDINGS, INC.
DEX MEDIA SERVICE LLC
DEX MEDIA WEST, INC.
DEX ONE SERVICE, INC.
R.H. DONNELLEY INC.
R.H. DONNELLEY APIL, INC.
R.H. DONNELLEY CORPORATION
SUPERMEDIA INC.
SUPERMEDIA LLC
SUPERMEDIA SALES INC.

By:	/s/ Andrew Hede
Name: Andrew Hede
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO FORBEARANCE AGREEMENT]

AGENTS:

JPMORGAN CHASE BANK, N.A.

In its capacities as Agent under the SuperMedia Credit Agreement, the Dex East Credit Agreement and the Dex West Credit Agreement and as a Lender

By:	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

By:	/s/ Michael Shannon
Name: Michael Shannon
Title: Vice President

SUBJECT LENDERS

[SIGNATURE PAGE TO THIRD AMENDMENT TO FORBEARANCE AGREEMENT]